Exhibit 99.1

SWISHER HYGIENE ANNOUNCES RESULTS FOR THE THREE AND NINE-MONTH

PERIODS ENDED SEPTEMBER 30, 2012

CHARLOTTE, NC – March 18, 2013 – Swisher Hygiene Inc. (“Swisher Hygiene”) (NASDAQ: SWSH, TSX: SWI), a leading provider of essential hygiene and sanitizing products and services, announced today that it has filed its Form 10-Q for the three and nine-month periods ended September 30, 2012. All amounts in this news release are in United States dollars.

Third Quarter 2012 Highlights

•	The Waste segment, which was sold on November 15, 2012, is reported as discontinued operations for 2012.

•	Total revenue from continuing operations of $59.0 million for the third quarter of 2012, a 20% increase compared to the third quarter of 2011. Hygiene revenue from company-owned operations for the third quarter of 2012, excluding acquisitions, increased 3% compared to the third quarter of 2011.

•	Adjusted EBITDA loss of $2.3 million for the third quarter of 2012 based on a net loss from continuing operations of $14.3 million. For a reconciliation of non-GAAP to GAAP measures, please review the disclosures and table included with this release.

•	Basic and diluted loss per share from continuing operations of $0.08 for the third quarter of 2012, compared to basic and diluted loss per share from continuing operations of $0.01 in the third quarter of 2011.

“We have now filed our outstanding quarterly reports for 2012,” said Thomas Byrne, President and Chief Executive Officer of Swisher Hygiene. “We are working to file our 2012 Form 10-K as soon as possible, and once again thank our shareholders for their patience and continued support during this process.”

“Our results in the third quarter of 2012 were significantly affected by the investigation and review process, impacting our top line and cost structure,” continued Mr. Byrne. “With the review now in the past, we look forward throughout 2013 to serving our customers nationwide on a day-to-day basis, expanding our cross-selling opportunities, and emphasizing customer retention and new customer acquisition. Further, we will continue to eliminate costs and create additional efficiencies throughout the business; this will remain a priority throughout 2013.”

Third Quarter 2012 Results

For the three months ended September 30, 2012, Swisher Hygiene reported total revenue from continuing operations of $59.0 million, a 20% increase from $49.2 million in the three months ended September 30, 2011. Hygiene revenue from company-owned operations, excluding acquisitions, increased 3% compared to the three months ended September 30, 2011.

Total costs and expenses for the three months ended September 30, 2012 increased by 41% to $72.8 million, compared to $51.7 million in the three months ended September 30, 2011. Excluding the impact of acquisition and merger expenses, the gain from bargain purchase in 2011, and $5.0 million of investigation and review-related expenses in the three months ended September 30, 2012, total costs and expenses increased 4% compared to the three months ended September 30, 2011.

For the three months ended September 30, 2012 and 2011, respectively:

	Q3 2012	Q3 2011
Cost of sales as a % of revenue	44.1%	43.3%
Route expense as a % of revenue	18.6%	18.9%
SG&A expense as a % of revenue	50.9%	42.5%
SG&A expense (excluding investigation and review-related expenses) as a % of revenue	42.4%	42.5%

The increase in cost of sales as a percentage of revenue primarily reflects a change in sales mix towards the chemical product line and entering the wholesale chemical business through Swisher Hygiene’s acquisition of Daley International, Cavalier and Kitter spanning the third quarter of 2011, while the favorable change in route expense as a percentage of revenue reflects economies of scale realized through route consolidation initiatives.

Net loss from continuing operations for the three months ended September 30, 2012 was $14.3 million, compared to net loss from continuing operations of $1.9 million in the three months ended September 30, 2011.

Adjusted EBITDA loss for the three months ended September 30, 2012 was $2.3 million, compared to an Adjusted EBITDA loss of $1.2 million in the three months ended September 30, 2011.

Nine Months 2012 Results

For the nine months ended September 30, 2012, Swisher Hygiene reported total revenue from continuing operations of $177.4 million, a 69% increase from $105.0 million in the nine months ended September 30, 2011. Hygiene revenue from company-owned operations, excluding acquisitions, increased 7% compared to the nine months ended September 30, 2011.

Total costs and expenses for the nine months ended September 30, 2012 increased by 77% to $221.5 million, compared to $125.4 million in the nine months ended September 30, 2011. Excluding the impact of acquisition and merger expenses, the gain from bargain purchase in 2011, and $16.4 million of investigation and review-related expenses in the nine months ended September 30, 2012, total costs and expenses increased 10% compared to the nine months ended September 30, 2011.

For the nine months ended September 30, 2012 and 2011, respectively:

	9 mos. 2012	9 mos. 2011
Cost of sales as a % of revenue	44.1%	40.7%
Route expense as a % of revenue	17.9%	21.0%
SG&A expense as a % of revenue	53.9%	49.4%
SG&A expense (excluding investigation and review-related expenses) as a % of revenue	44.7%	49.4%

The increase in cost of sales as a percentage of revenue primarily reflects a change in sales mix towards the chemical product line and entering the wholesale chemical business through Swisher Hygiene’s acquisition of Daley International, Cavalier and Kitter spanning the third quarter of 2011, while the favorable change in route expense as a percentage of revenue reflects economies of scale realized through route consolidation initiatives.

Net loss from continuing operations for the nine months ended September 30, 2012 was $45.6 million, compared to net loss from continuing operations of $15.7 million in the nine months ended September 30, 2011.

Adjusted EBITDA loss for the nine months ended September 30, 2012 was $8.3 million, compared to an Adjusted EBITDA loss of $8.6 million in the nine months ended September 30, 2011.

Conference Call

Swisher Hygiene will host a conference call to provide a company update and discuss 2012 results this afternoon at 1:00 PM Eastern Time.

The conference call can be accessed over the phone by dialing 1-855-541-0980 or for international callers by dialing 1-970-315-0440; please dial-in 10 minutes before the start of the call. A replay will be available two hours after the call and can be accessed by dialing 1-855-859-2056 or for international callers by dialing 1-404-537-3406; the conference ID is 24733893. The replay will be available until Monday, March 25, 2013.

In order to access the live webcast, please go to the Investors section of Swisher Hygiene’s website at http://www.swisherhygiene.com and click on the webcast link that will be made available. A replay will be available shortly after the original webcast.

Non-GAAP Financial Measures

This press release and the attached financial tables contain certain non-GAAP financial measures. In addition to net income determined in accordance with GAAP, we use certain non-GAAP measures such as “Adjusted EBITDA” in assessing Swisher Hygiene’s operating performance. Swisher Hygiene believes this non-GAAP measure serves as an appropriate measure to be used in evaluating the performance of its business.

Swisher Hygiene defines Adjusted EBITDA as net loss excluding the impact of income taxes, depreciation and amortization expense, investigation and review related expenses, net interest expense, foreign currency gain or loss and other income, net gain on debt related fair value measurements, stock based compensation, third party costs directly related to merger and acquisitions including the debt prepayment penalty, and a gain from bargain purchase related to mergers and acquisitions.

Swisher Hygiene presents Adjusted EBITDA because the company considers it an important supplemental measure of its operating performance and believes it is frequently used by securities analysts, investors and other interested parties in the evaluation of its results. Management uses this non-GAAP financial measure frequently in its decision-making because it provides supplemental information that facilitates internal comparisons to the historical operating performance of prior periods and gives an additional indication of Swisher Hygiene’s core operating performance. Swisher Hygiene includes this non-GAAP financial measure in its earnings announcement in order to provide transparency to its investors and enable investors to better compare its operating performance with the operating performance of its competitors. Adjusted EBITDA should not be considered in isolation from, and is not intended to represent an alternative measure of, revenue, operating results or cash flows from operating activities as determined in accordance with GAAP. Additionally, Swisher Hygiene’s definition of Adjusted EBITDA may not be comparable to similarly titled measures reported by other companies.

Under SEC rules, Swisher Hygiene is required to provide a reconciliation of non-GAAP measures to the most directly comparable GAAP measures. Accordingly, the following is a reconciliation of Adjusted EBITDA to Swisher Hygiene’s net losses for the three and nine months ended September 30, 2012 and 2011:

	Three Months Ended September 30,		Nine Months Ended September 30,
	2012	2011	2012	2011
	(In thousands)
Net loss from continuing operations	$(14,292)	$(1,944)	$(45,580)	$(15,684)
Income tax (benefit) expense	22	(782)	109	(10,915)
Depreciation and amortization expense	5,656	3,860	15,820	8,463
Interest expense, net	433	946	1,545	1,533
Gain on foreign currency	(38)	105	1	(58)
Unrealized (gain) loss on convertible debt	—	(819)	(199)	4,767
Stock-based compensation	824	1,187	3,441	3,033
Investigation and review-related expenses	4,999	—	16,385	—
Gain from bargain purchase	—	(4,359)	—	(4,359)
Acquisition and merger expenses	59	643	220	4,641

Adjusted EBITDA	$(2,337)	$(1,163)	$(8,258)	$(8,579)

Cautionary Statement on Forward-Looking Information

All statements other than statements of historical fact contained in this press release constitute “forward-looking information” or “forward-looking statements” within the meaning of the U.S. federal securities laws and the Securities Act (Ontario) and are based on the expectations, estimates and projections of management as of the date of this press release unless otherwise stated. All statements other than historical facts are, or may be, deemed to be forward looking statements. The words “plans,” “expects,” “is expected,” “scheduled,” “estimates,” or “believes,” or similar words or variations of such words and phrases or statements that certain actions, events or results “may,” “could,” “would,” “might,” or “will be taken,” “occur,” and similar expressions identify forward-looking statements.

Certain information in this press release is forward-looking information. Forward-looking statements are necessarily based upon a number of estimates and assumptions that, while considered reasonable by Swisher Hygiene as of the date of such statements, are inherently subject to significant business, economic and competitive uncertainties and contingencies. All of these assumptions have been derived from information currently available to Swisher Hygiene including information obtained by Swisher Hygiene from third-party sources. These assumptions may prove to be incorrect in whole or in part. All of the forward-looking statements made in this press release are qualified by the above cautionary statements and those made in the “Risk Factors” section of Swisher Hygiene’s Annual Report on Form 10-K for the year ended December 31, 2011, filed with the Securities and Exchange Commission, available on www.sec.gov, and with Canadian securities regulators available on Swisher Hygiene’s SEDAR profile at www.sedar.com, and Swisher Hygiene’s other filings with the Securities and Exchange Commission and with Canadian securities regulators available on Swisher Hygiene’s SEDAR profile at www.sedar.com. The forward-looking information set forth in this press release is subject to various assumptions, risks, uncertainties and other factors that are difficult to predict and which could cause actual results to differ materially from those expressed or implied in the forward-looking information. Swisher Hygiene disclaims any intention or obligation to update or revise any forward-looking statements to reflect subsequent events and circumstances, except to the extent required by applicable law.

About Swisher Hygiene Inc.

Swisher Hygiene Inc. is a NASDAQ and TSX listed company that provides essential hygiene and sanitation solutions to customers throughout much of North America and internationally through its global network of company-owned operations, franchises and master licensees operating in countries across Europe and Asia. These essential solutions include cleaning and sanitizing chemicals, foodservice and laundry products, restroom hygiene programs and a full range of related products and services. This broad set of offerings is designed to promote superior cleanliness and sanitation in all commercial environments, enhancing the safety, satisfaction and well-being of employees and patrons. Swisher Hygiene’s customers include a wide range of commercial enterprises, with a particular emphasis on the foodservice, hospitality, retail, industrial and healthcare industries.

For Further Information, Please Contact:

Swisher Hygiene Inc.

Investor Contact:

Amy Simpson

Phone: (704) 602-7116

Garrett Edson, ICR

Phone: (203) 682-8331

Media Contact:

Alecia Pulman, ICR

Phone: (203) 682-8224

SWISHER HYGIENE INC. AND SUBSIDIARIES

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS AND COMPREHENSIVE LOSS

(Unaudited)

(In thousands, except share and per share data)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2012	2011	2012	2011
Revenue
Products	$52,391	$41,719	$156,409	$82,782
Services	6,263	6,883	20,016	18,869
Franchise and other	365	638	928	3,307

Total revenue	59,019	49,240	177,353	104,958

Costs and expenses
Cost of sales	26,045	21,317	78,124	42,711
Route expenses	10,990	9,311	31,756	22,070
Selling, general, and administrative expenses	30,032	20,951	95,598	51,852
Acquisition and merger expenses	59	643	220	4,641
Depreciation and amortization	5,656	3,860	15,820	8,463
Gain from bargain purchase	—	(4,359)	—	(4,359)

Total costs and expenses	72,782	51,723	221,518	125,378

Loss from continuing operations	(13,763)	(2,483)	(44,165)	(20,420)

Other expense, net	(507)	(243)	(1,306)	(6,179)

Net loss from continuing operations before income taxes	(14,270)	(2,726)	(45,471)	(26,599)

Income tax (expense) benefit	(22)	782	(109)	10,915

Net loss from continuing operations	(14,292)	(1,944)	(45,580)	(15,684)

Income (loss) from discontinued operations, net of tax	2,749	74	1,866	(276)

Net loss	(11,543)	(1,870)	(43,714)	(15,960)

Net income attributable to non-controlling interest	—	(1)	—	(1)

Net loss attributable to Swisher Hygiene Inc.	(11,543)	(1,871)	(43,714)	(15,961)
Comprehensive loss
Foreign currency translation adjustment	23	(288)	6	(28)

Comprehensive loss	$(11,520)	$(2,159)	$(43,708)	$(15,989)

Loss per share from continuing operations
Basic and diluted	$(0.08)	$(0.01)	$(0.26)	$(0.10)

Weighted-average common shares used in the computation of loss per share
Basic and diluted	175,057,385	173,429,586	174,961,822	154,025,525